                          SQUIRE, SANDERS & DEMPSEY LLP

                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304

                                 (216) 479-8500




                                             April 23, 1998

First Investors Management Company, Inc
95 Wall Street
New York, New York  10005-4297



          Re:  First Investors Multi-State Insured Tax Free Fund

Gentlemen:

     We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                            Very truly yours,



                                            By: /s/Squire, Sanders & Dempsey LLP